Exhibit 10.13

WENTWORTH ENERGY, INC.

115 West 7th Street

Suite 1400

Fort Worth, Texas 76102

April 12, 2006

Mr. Sam Del Presto

Mr. Del Presto:

This letter is to confirm our understanding with respect to the engagement by Wentworth Energy, Inc. (the “Company”) of Sam Del Presto and/or Del Presto (the Consultant) to provide financial investment and business consulting services to the Company as follows:

The term of Consultant’s engagement hereunder shall be for a period of one year commencing on the date hereof (the “Consulting Period”).

As compensation for the consulting services to be rendered by Consultant to the Company related to the introduction and obtaining an initial financial investment for the Company in the amount of at least $35,000,000.00 (the “Financial Investment”), the company agrees to pay the sum of $750,000 and issue to the Consultant 300,000 warrants to purchase the Company’s common stock at a price of $5.00 per share upon completion of the Financial Investment for the Company by, or introduced and arranged by, Consultant on terms acceptable to the Company.   The Company shall endeavor to include any shares in the first registration statement filed by the Company after the date hereof in which such shares may be lawfully registered.

Each party introduced to the Company by Consultant hereunder on the date of this agreement shall be listed in Schedule A hereto.  Subsequent to the date of this agreement and immediately upon Consultant’s introduction of such a party to the Company, Consultant shall deliver to the Company a Schedule A amended to include each such additional party.

Additional compensation to the Consultant will be based on the Company’s need for specific financial and business consulting services desired.

In the absence of negligence or willful misconduct on the part of Consultant, the Company agrees to indemnify and hold harmless Consultant to the full extent lawful from and against all losses, claims, damages, liabilities and expenses incurred by Consultant that result from bad faith, negligence or actions taken or omitted to be taken (including any untrue statements made or any statement omitted to be made) by the Company.  IN the absence of negligence or willful misconduct on the part of the Company, Consultant will indemnify and hold harmless the Company and its officers, directors, employees, agents, shareholders and creditors to the full extent lawful from and against all losses, claims, damages, liabilities and expenses incurred by them that result from bad faith, negligence of, or unauthorized representations (including any untrue statements made or any statement omitted to be made by, Consultant.  The indemnity provided for in this paragraph shall survive any termination of this agreement.

Consultant’s relationship with the Company under this agreement shall be that of an independent contractor, and nothing herein shall be deemed to constitute either a joint venture or an employment relationship.

This agreement may not be assigned by the parties hereto without the prior written consent of the other parties hereto.

This agreement and our letter agreement dated April 12, 2006, embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, whether written or oral, relating tot he subject matter hereof.  No waiver, amendment or other modification of this agreement shall be effective unless in writing and signed by each party to be bound thereby.

This agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to principles of conflict of laws.

This agreement may be executed in one or more counterparts, each of which shall be deemed an original and such counterparts shall together constitute one and the same instrument.  A facsimile copy of this agreement and all signature thereon shall constitute an original for all purposes.

Please confirm Consultant’s agreement with the foregoing by signing and returning this letter where indicated below and returning a copy to us by facsimile and regular mail.

Very truly yours,

WENTWORTH ENERGY, INC.

/s/ John Punzo

By: John Punzo, Chief Executive Officer

Agreed and Accepted:

Del Presto Family LLC

/s/ Sam Del Presto

By: Sam Del Presto